Exhibit 10.1

INCREASED COMMITMENT AGREEMENT, dated as of June 21, 2017 (this “Agreement”), is made and entered into by and among HILL INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), SOCIÉTÉ GÉNÉRALE, as administrative agent and collateral agent for the Term Loan Lenders, U.S. Revolving Credit Lenders and the L/C issuers (in such capacities, the “Administrative Agent”, the “Term Collateral Agent” and the “U.S. Revolver Collateral Agent”), the Incremental Term Loan Lenders party hereto and, for purposes of Sections 7 and 8 hereof only, the additional U.S. Loan Parties signatory hereto.

RECITALS:

WHEREAS, reference is made to the Hill International, Inc. Credit Agreement dated as of September 26, 2014 (as amended by that certain First Amendment Agreement dated as of December 23, 2014, and that certain Second Amendment Agreement dated as of May 5, 2017, as same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the U.S. Loan Parties signatory thereto, the lenders signatory thereto, the Administrative Agent, the Term Collateral Agent, the U.S. Revolver Collateral Agent and TD Bank, N.A., as syndication agent (the “Syndication Agent”);

WHEREAS, it is intended that (a) the Borrower will obtain the Incremental Term Loan Commitments (as defined below) and (b) the proceeds of the borrowings under the Incremental Term Loans will be used to fund working capital (the transactions described in this paragraph, collectively, the “Transactions”);

WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested that (a) the Incremental Term Loan Lenders provide Incremental Term Loan Commitments in an aggregate principal amount of $30,000,000.00 (the “Incremental Term Loan Commitments” and the loans thereunder, the “Incremental Term Loans”) and (b) the Credit Agreement be amended in the manner provided for herein; and

WHEREAS, the Incremental Term Loan Lenders are willing to provide the Incremental Term Loan Commitments to the Borrower on the First Incremental Amount Date (as defined below) and the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1                                              Defined Terms; Interpretation; Etc.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  This Agreement is an “Increased Commitment Agreement” and a “U.S. Loan Document”, each as defined in the Credit Agreement.

Section 2                                              Incremental Term Loans.  (a) Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, (i) each Incremental Term Loan Lender hereby assumes an Incremental Term Loan Commitment on the First Incremental Amount Date in an aggregate principal amount equal to the amount set forth opposite such Incremental Term Loan Lender’s name on Schedule I attached hereto, on the terms set forth herein and in the Credit Agreement (as amended hereby), and (ii) each Incremental Term Lender shall, severally and not jointly, make an Incremental Term Loan to the Borrower on the First Incremental Amount Date as contemplated in Section 2.19(a)(ii) of the Credit Agreement.  The Incremental Term Loan Commitments are “Incremental Term Loan Commitments” and

the Incremental Term Loans are “Incremental Term Loans”, in each case as contemplated by Section 2.19 of the Credit Agreement and the Incremental Term Loans shall be deemed to be “Term Loans” as defined in the Credit Agreement (as amended hereby) for all purposes of the Credit Agreement and the other U.S. Loan Documents and shall have terms and provisions identical to those applicable to the Term Loans under the Credit Agreement (the “Initial Term Loans”) except as otherwise set forth in this Agreement.

(b)                                 Each Incremental Term Loan Lender (i) confirms that a copy of the Credit Agreement and the other applicable U.S. Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and make an Incremental Term Loan, have been made available to such Incremental Term Loan Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Société Générale (together with its affiliates that it acts through as it deems appropriate) in its capacity as the lead arranger and bookrunner with respect to this Agreement (the “Incremental Term Loan Arranger”), or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable U.S. Loan Documents, including this Agreement; (iii) appoints and authorizes the Administrative Agent and the Term Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other U.S. Loan Documents as are delegated to the Administrative Agent and the Term Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the First Incremental Amount Date such Incremental Term Loan Lender shall be a “Lender”, a “Term Lender” and an “Incremental Term Loan Lender” under, and for all purposes of, the Credit Agreement and the other U.S. Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender, a Term Lender and an Incremental Term Loan Lender thereunder.

Section 3                                              Proposed Borrowing.

This Agreement represents a notice of borrowing by the Borrower to borrow the Incremental Term Loans from the Incremental Term Loan Lenders as follows:

(a)                                 The date of the proposed borrowing is the First Incremental Amount Date is June 21, 2017.

(b)                                 The aggregate amount of the borrowing is $30,000,000.

(c)                                  The Incremental Term Loans are LIBOR Rate Loans with an initial interest period of one month.

(d)                                 The account into which each Incremental Term Loans are to be made is:                                       .

Hill International, Inc.

Account Number: 4289942702

SWIFT: TDOMCATTOR

WIRE: ABA #031101266

ACHABA #011103093

[Signature Page to Increased Commitment Agreement]

Section 4                                              Amendments to Credit Agreement

(a)                                 Section 1.1:  Defined Terms.

(i)                                     Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical sequence:

““First Incremental Amount Date” means June 21, 2017.”

(ii)                                  Clause (a) and (b) of the definition of “Applicable Margin” are hereby amended to read in their entirety as follows:

“(a) 4.75% in the case of any Term Loan that is a Base Rate Loan, (b) 5.75% in the case of any Term Loan that is a LIBOR Rate Loan,”

(iii)                               The first paragraph of the definition of “Repricing Premium” is hereby amended by deleting the language “made prior to the first anniversary of the Closing Date” in the first paragraph of such definition and replacing such language with the following:

“made prior to the six-month anniversary of the First Incremental Amount Date”.

(iv)                              The definition of Term Loan Maturity Date is amended to read in its entirety as follows:

““Term Loan Maturity Date” means the sixth anniversary of the First Incremental Amount Date”.

(b)                                 Section 2.6:  Repayment of Loans.  Section 2.6(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) The Borrower promises to repay the outstanding principal amount of Term Loans (together with all accrued but unpaid interest) in installments on the dates and in the amounts set forth below (as adjusted from time to time pursuant to Sections 2.12):”

Date of Payment	Percentage of Aggregate Principal of the Term Loans
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
March 31, 2020	0.25%
June 30, 2020	0.25%
September 30, 2020	0.25%
December 31, 2020	0.25%
March 31, 2021	0.25%
June 30, 2021	0.25%
September 30, 2021	0.25%

[Signature Page to Increased Commitment Agreement]

Date of Payment	Percentage of Aggregate Principal of the Term Loans
December 31, 2021	0.25%
March 31, 2022	0.25%
June 30, 2022	0.25%
September 30, 2022	0.25%
December 31, 2022	0.25%
March 31, 2023	0.25%
Term Loan Maturity Date	Remainder”

(c)                                  Amendments to Section 2.8:  Mandatory Prepayments

(i)                                     Excess Cash Flow.  The parenthetical at Section 2.8(a)(y)(i) is hereby amended to read in its entirety as follows:

“2.00 to 1.00, the percentage set forth above shall be reduced to 25% or”.

Section 5                                              Original Issue Discount.  The Incremental Term Loans will be funded to the Borrower on the First Incremental Amount Date net of a discount equal to 1.00% of the principal amount thereof; provided that the Incremental Term Loan Lenders may determine that, in lieu of such Incremental Term Loans being issued at a discount, the Borrower shall pay upfront fees to the Incremental Term Loan Lenders in the aggregate amount of 1.00% of the principal amount of the Incremental Term Loans on the First Incremental Amount Date (or a combination of such discount and/or upfront fees not to exceed 1.00% in the aggregate may be required, as determined and notified by the Incremental Term Loan Lenders to the Borrower prior to the First Incremental Amount Date).

Section 6                                              Conditions Precedent.  This Agreement, and each Incremental Term Loan Lender’s Incremental Term Loan Commitment and its obligation to provide the Incremental Term Loans pursuant to this Agreement and the Credit Agreement, shall become effective as of the date on which the following conditions precedent are satisfied or waived (such date, the “Incremental Amendment Effective Date”):

(a)                                 No Default shall have occurred and be continuing before or after giving effect to the Incremental Term Loan Commitments, the making of the Incremental Term Loans and the use of proceeds thereof.

(b)                                 Both before and after giving effect to the consummation of the Incremental Term Loans, and the transactions related thereto, each of the representations and warranties contained in the Credit Agreement and in the other U.S. Loan Documents shall be true and correct in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition).

(c)                                  The Borrower shall have delivered or caused to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with this Agreement.

(d)                                 The Administrative Agent shall have received a counterpart of this Agreement duly executed by each Incremental Term Loan Lender, the Borrower and the other U.S. Loan Parties.

[Signature Page to Increased Commitment Agreement]

(e)                                  The Administrative Agent shall have received a certificate of a Responsible Officer stating that the conditions with respect to the Incremental Term Loan Commitments under Section 2.19 of the Credit Agreement have been satisfied.

(f)                                   The Consolidated Net Leverage Ratio (determined without using the proceeds of the Incremental Term Loans in any Cash Netting), on a pro forma basis upon giving effect to the establishment and the use of proceeds of the Incremental Term Loans, does not exceed 2.75:1.00.

(g)                                  The Incremental Term Loan Arranger and the Administrative Agent shall have received all fees due and payable thereto or to the Incremental Term Loan Lender and, to the extent invoiced, all other amounts due and payable pursuant to the Engagement Letter dated as of May 22, 2017 or the Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Incremental Amendment Effective Date, and such notice shall be conclusive and binding.

Section 7                                              Reaffirmation of Guarantees and Security Interests.

(a)                                 Each U.S. Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the terms and conditions of this Agreement and the transactions contemplated hereby, including the extension of credit in the form of the Incremental Term Loans.  Each U.S. Loan Party hereby confirms that each U.S. Loan Document to which it is a party or otherwise bound and all U.S Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the U.S. Loan Documents the payment and performance of all “U.S. Secured Obligations” under each of the U.S. Loan Documents to which is a party (in each case as such terms are defined in the applicable U.S. Loan Document) as amended hereby.

(b)                                 Each U.S. Loan Party acknowledges and agrees that any of the U.S. Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

(c)                                  Each U.S. Loan Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such U.S. Loan Party is not required by the terms of the Credit Agreement or any other U.S. Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other U.S. Loan Document shall be deemed to require the consent of such U.S. Loan Party to any future amendments to the Credit Agreement.

Section 8                                              Miscellaneous.

(a)                                 Notice.  For purposes of the Credit Agreement, the initial notice address of each Incremental Term Loan Lender shall be as set forth below its signature below.

(b)                                 Tax Forms.  Each Incremental Term Loan Lender shall have delivered to the Administrative Agent and the Borrower such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Term Loan Lender may be required to deliver to the Administrative Agent and the Borrower pursuant to Section 2.17(f) of the Credit Agreement.

[Signature Page to Increased Commitment Agreement]

(c)                                  Amendment, Modification and Waiver.  This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

(d)                                 Entire Agreement.  This Agreement, the Credit Agreement (as amended hereby) and the other U.S. Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(e)                                  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW IF SUCH PROVISIONS WOULD LEAD TO THE APPLICATION OF LAW OTHER THAN THE STATE OF NEW YORK.  The provisions of Sections 11.14 through 11.16 (inclusive) of the Credit Agreement shall be incorporated herein mutatis mutandis.

(f)                                   Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

(h)                                 Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(i)                                     Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement.  The parties hereto expressly do not intend to extinguish the Credit Agreement.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is secured by the Collateral and the Liens and guarantees thereunder.  The Credit Agreement (as amended hereby) and each of the U.S. Loan Documents remain in full force and effect.

(j)                                    Concerning the Administrative Agent.  The Administrative Agent assumes no responsibility for the correctness of the recitals contained herein, and the Administrative Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Agreement and makes no representation with respect thereto.  In entering into this Agreement, the Administrative Agent shall be entitled to the benefit of every provision of the Credit Agreement relating to, without limitation, the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature Page to Increased Commitment Agreement]

HILL INTERNATIONAL, INC.,
as Borrower

By:	/s/ John Finelli
Name: John Finelli
Title: EVP/CFO

[Signature Page to Increased Commitment Agreement]

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/ Richard Knowlton
Name: Richard Knowlton
Title: Managing Director

[Signature Page to Increased Commitment Agreement]

SOCIÉTÉ GÉNÉRALE, as an Incremental Term Loan Lender

By:	/s/ Richard Knowlton
Name: Richard Knowlton
Title: Managing Director

[Signature Page to Increased Commitment Agreement]

With respect only to Section 7 and Section 8:

MYLCM SOLUTIONS, INC.

By:	/s/ Raouf Guali
Name: Raouf Guali
Title: President and COO

HILL INTERNATIONAL (NEW ENGLAND), INC.

By:	/s/ Raouf Guali
Name: Raouf Guali
Title: President and COO

[Signature Page to Increased Commitment Agreement]

Schedule I

As of the First Incremental Amount Date:

Incremental Term Loan Lender	Incremental Term Loan Commitment
SOCIÉTÉ GÉNÉRALE	$30,000,000
Total:	$30,000,000